Exhibit 10.25.16


                       EIGHTY-SIXTH AGREEMENT AMENDING
                      NEW ENGLAND POWER POOL AGREEMENT
         (INTERRUPTIBLE/DISPATCHABLE LOADS FOR OBJECTIVE CAPABILITY)

     THIS EIGHTY-SIXTH AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of May 3, 2002 (the "Eighty-Sixth Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of April 5, 2002; and

     WHEREAS, the Participants desire to amend the NEPOOL Agreement, including the NEPOOL Tariff, as heretofore amended, to reflect the revisions detailed herein.

     NOW, THEREFORE, upon approval of this Eighty-Sixth Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:


                                  SECTION 1
                       AMENDMENTS TO NEPOOL AGREEMENT

1.1 The formula in Section 12.2(a)(1) for determining each Participant's tentative Installed Capability Responsibility in Kilowatts for a month is amended to read as follows:

               X   =     (P(A-N)+Np)(1+T)

1.2  The definition of "P" in Section 12.2(a)(1) is amended to read as follows:

     P is the value of the Participant's fraction for the month as determined in accordance with the following formula:

          P =  Fp / F, wherein:

               Fp is the Participant's Adjusted Monthly Peak for the month less any Kilowatts received by such Participant pursuant to a contract of a type that traditionally has been treated by NEPOOL as a firm contract for the purposes of this Section prior to January 1, 1999, but which does not constitute a Firm Contract as defined in this Agreement.

               F    is the aggregate for the month of the
                    Adjusted Monthly Peaks for all Participants less any Kilowatts received by any Participant pursuant to a contract of a type that traditionally has been treated by NEPOOL as a firm contract for the purposes of this Section prior to January 1, 1999, but which does not constitute a Firm Contract as defined in this Agreement.

1.3  The definition of "C" in Section 12.2(a)(1) is deleted.



                                  SECTION 2
                  AMENDMENT TO MARKET RULES AND PROCEDURES

2.1 Market Rule and Procedure No. 11 is amended as set forth in Attachment 1 hereto.


                                  SECTION 3
                                MISCELLANEOUS

3.1 The Eighty-Sixth Agreement shall become effective on the first day of the first month in Power Year 2002-2003 following Commission acceptance of the amendments reflected herein or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

3.2 Terms used in this Eighty-Sixth Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement.